                                                    Exhibit 1.01
MOOG INC.
Conflict Minerals Report
For the reporting period from January 1, 2020 to December 31, 2020

This Conflict Minerals Report of Moog Inc. (“Moog”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period referenced above.
In August 2012, the Securities and Exchange Commission ("SEC") adopted the Rule 13p-1 pursuant to the mandate of Section 1502 of the Wall Street Reform and Consumer Protection Act. This rule requires all U.S. publicly traded companies that manufacture, or contract to manufacture, products to annually disclose whether columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives of tantalum, tin and tungsten (“conflict minerals”) are necessary to the functionality or production of these products and whether the conflict minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (the “covered countries”). These products, which may include conflict minerals, are referred to in this report collectively as the "covered products" and listed below under the heading "Covered Products." As a result, Moog designed due diligence procedures in order to gather and report this required information.
This Report has not been subject to an independent private sector audit as allowed under Rule 13p-1, which provides a temporary accommodation for the first two reporting periods following November 13, 2012 and extended for the current reporting period based on the U.S. Court of Appeals for the D.C. Circuit ruling dated August 18, 2015.

Executive Summary

Moog performed a Reasonable Country of Origin Inquiry (RCOI) on suppliers believed to provide Moog with materials or components containing 3TGs necessary to the manufacturing of Moog’s products. Moog’s suppliers identified 336 valid smelters and refineries (“smelters”). Of these 336 smelters, Moog identified 43 as sourcing (or there was a reason to believe they may be sourcing) from the DRC or adjoining countries (collectively called the ‘Covered Countries’). Moog’s due diligence review indicated that 33 of these smelters have been audited and recognized as conflict free by the Responsible Minerals Assurance Process (“RMAP”). The remaining 10 smelters sourcing from the Covered Countries were subject to Moog’s risk mitigation process according to the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (OECD Due Diligence Guidance). Moog has a complex supply chain that does not source conflict minerals directly from mines, smelters or refiners. In turn, Moog relies on supplier information regarding sourcing of materials, and works with these suppliers to identify, where possible, the smelters and/or refiners and countries of origin for conflict minerals.

Company Management Systems

Moog established management systems according to Step 1 of the OECD Due Diligence Guidance. Moog’s systems included:
Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.
•Implemented a conflict minerals policy.
•Policy made publicly available.
https://www.moog.com/investors/corporate-governance-guidelines/policy-statement---regarding-conflict-minerals.html
•Policy communicated directly to suppliers as part of RCOI process.
Step 1B - Structure internal management to support supply chain due diligence.
•Maintained an internal cross functional team to support supply chain due diligence.
•Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence.
•Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.

Step 1C - Establish a system of transparency, information collection and control over the supply chain.
•Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.
Step 1D - Strengthen company engagement with suppliers.
•Directly engaged suppliers during RCOI process.
•Reviewed supplier responses as part of RCOI process.
•Added conflict minerals compliance to new supplier contracts and Moog’s supplier code of conduct.
•Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.
Step 1E - Establish a company and/or mine level grievance mechanism.
•Recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances.
•Moog’s ethics violations reporting system allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Moog’s conflict minerals policy.
•Moog’s internal policy and procedure outlines the issuance of requests for corrective action of suppliers in order to remove non-conformant and/or high-risk smelters from the supply chain.

Reasonable Country of Origin Inquiry (RCOI)
Moog designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Moog’s RCOI process involved two stages:

Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI
Moog designed its supplier RCOI process to identify, to the best of Moog’s efforts, the smelters in Moog’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Moog’s supplier RCOI process for the 2020 reporting period included the following:

•Developing a list of suppliers providing 3TG containing components to Moog.
•Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information.
•Reviewing supplier responses for accuracy and completeness.
•Amalgamating supplier provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols.
•Reviewing the final smelter list (and compared it to industry peers) to determine if Moog identified reasonably all of the smelters in their supply chain.

For the 2020 reporting period, Moog’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”). The design of Claigan’s process was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

With an 83% response rate, Moog’s suppliers identified 336 smelters within their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this report.

Smelter RCOI
Due to the overlap between supplier RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence
Moog’s Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Moog’s smelter RCOI and due diligence process were designed to:
•Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).
•Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).
•Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Moog’s smelter RCOI and Due Diligence Process included the following:
•For each smelter identified in Moog’s supply chain:
•Direct engagement attempted of the smelter to obtain whether or not the smelter sources from the DRC or surrounding countries.
•For smelters that declared directly or through their relevant industry association that they did not source from the DRC or surrounding countries, and were not recognized as conflict free by the RMAP, Moog reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:
•Public internet search (Google) of the facility in combination with each of the covered countries
•Review of specific NGO publications. NGO publications reviewed included:
•Enough Project
•Global Witness
•Southern Africa Resource Watch
•Radio Okapi
•The most recent UN Group of Experts report on the DRC.
•For smelters that did not respond to direct engagement, Moog reviewed publicly available sources to determine if there was ‘any reason to believe’ that the smelter may have sourced from the Covered Countries during the reporting period.
•Moog reviewed the same sources as those used to compare against smelter sourcing declarations.
•For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Moog requires the smelter be audited and recognized as conflict free by the RMAP.
•For high risk smelters that have not been audited and recognized as conflict free by the RMAP, Moog communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the 2020 reporting period, Moog’s smelter RCOI and Due Diligence process was executed by Claigan Environmental Inc. (Claigan). Claigan was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

Moog’s suppliers identified 336 smelters. Moog identified 43 smelters that source, or there is a reason to believe they source, from the Covered Countries.

Moog determined that 33 of these 43 smelters have been audited and recognized as conflict free by the RMAP. Moog conducted risk mitigation on the remaining 10 smelters.

Risk Mitigation
Moog conducted risk mitigation on 10 smelters that were not recognized as conflict free by the RMAP and were sourcing from the DRC or surrounding countries. Moog’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance. Moog’s risk mitigation process included the following:

•Additional due diligence to determine if there was any reason to believe the smelter directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.
•Verifying with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in Moog’s supply chain in the 2020 reporting period.
•Direct engagement with each high-risk smelter to verify risk and to encourage the smelter to become conflict free.
•Additional inquiry into each supplier as to whether or not the materials provided to Moog contain 3TGs from the named smelter.

Moog did not require the removal of smelters subject to Moog’s risk mitigation process if there was no reason to believe they were directly or indirectly financing or benefiting armed groups in the DRC or adjoining countries. These smelters are scheduled to be re-visited in the 2021 reporting period. This process is consistent with Step 3B of the OECD Due Diligence Guidance and helps prevent unnecessary boycotts of the DRC or adjoining countries.

Risk mitigation was required for 10 smelters verified by suppliers potentially to be in Moog’s supply chain. Note that for the 2020 reporting period, escalations to remove high risk smelters was more robust. The process was carried out by Claigan, who contacted all suppliers that identified high risk smelters to remove those smelters from Moog’s supply chain.

Gold Smelter – African Gold Refinery
•Reports published in 2018 allege that African Gold Refinery is linked to gold smuggled from the DRC. AGR denies these allegations and claims they are seeking 3rd party confirmation of their sourcing practices.
•AGR has been connected to smuggled gold from the DRC in the past and has never been transparent about its supply chain. This is reiterated in the 2019 UN Group of Experts Report on the DRC which states AGR is still refusing to convey supplier information.
•African Gold Refinery was identified on 84 supplier CMRTs, 6 of 84 have declared no known impact to Moog, the remaining suppliers have not responded.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Dijllah Gold Refinery
•Moog does not currently have a reason to believe that Dijllah Gold Refinery is benefiting or financing the armed groups in the covered countries.
•Dijllah Gold Refinery was identified on 93 supplier CMRTs, 8 of 93 have declared no known impact to Moog, the remaining suppliers have not responded.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Fidelity Printers and Refiners Ltd.
•Moog does not currently have a reason to believe that Fidelity Printers and Refiners Ltd. is benefiting or financing the armed groups in the covered countries.
•Fidelity Printers and Refiners Ltd. was identified on 82 supplier CMRTs, 7 of 82 have declared no known impact to Moog, the remaining suppliers have not responded.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Fujairah Gold FZC
•Moog does not currently have a reason to believe that Fujairah Gold FZC is benefiting or financing the armed groups in the covered countries.
•Fujairah Gold FZC was identified on 92 supplier CMRTs, 7 of 92 suppliers have declared they cannot determine the impact to Moog.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – International Precious Metal Refiners
•Moog does not currently have a reason to believe that International Precious Metals Refiners is benefiting or financing the armed groups in the covered countries.
•International Precious Metal Refiners was identified on 95 supplier CMRTs, 7 of 95 suppliers have declared they cannot determine the impact to Moog.
•This smelter is currently listed as RMAP Active, which means they have committed to undergo a 3rd party audit but have not yet completed the process.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Kaloti Precious Metals
•Moog does not currently have a reason to believe that Kaloti Precious Metals is benefiting or financing the armed groups in the covered countries.
•Kaloti Precious Metals was identified on 87 supplier CMRTs, of 7 of 87 have declared no impact to Moog, the remaining suppliers have not responded.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Sudan Gold Refinery
•Moog does not currently have a reason to believe that Sudan Gold Refinery is benefiting or financing the armed groups in the covered countries.
•Sudan Gold Refinery was identified on 82 supplier CMRTs, of 7 of 82 have declared no known impact to Moog, the remaining suppliers have not responded.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Tony Goetz NV
•Moog does not currently have a reason to believe that Tony Goetz NV is benefiting or financing the armed groups in the covered countries.
•Tony Goetz NV was identified on 87 supplier CMRTs, of 7 of 87 have declared no known impact to Moog, the remaining suppliers have not responded.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Augmont Enterprises Private Limited
•Moog does not currently have a reason to believe that Augmont Enterprises Private Limited is benefiting or financing the armed groups in the covered countries.
•Augmont Enterprises Private Limited was identified on 40 supplier CMRTs, 4 of 40 have declared no known impact to Moog, the remaining suppliers have not responded.
•This smelter is currently listed as RMAP Active, which means they have committed to undergo a 3rd party audit but have not yet completed the process.
•At this time, this smelter has no known impact to Moog.

Gold Smelter – Shirpur Gold Refinery Ltd.
•Moog does not currently have a reason to believe that Shirpur Gold Refinery Ltd. is benefiting or financing the armed groups in the covered countries.
•Shirpur Gold Refinery Ltd. was identified on 44 supplier CMRTs, 4 of 44 have declared no known impact to Moog, the remaining suppliers have not responded.
•At this time, this smelter has no known impact to Moog.

Improvement Plan
Moog is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Moog’s products could directly or indirectly benefit or finance armed groups in the covered countries:

a.    Including a conflict minerals clause in all new and renewing supplier contracts.
b.    Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.
c.    Engaging smelters sourcing from the covered countries to become audited and certified to a protocol recognized by the RMAP.
d.    Follow up in 2021 on smelters requiring risk mitigation, but not removal from Moog’s supply chain.
e. Continue to provide further training and awareness of the Conflict Minerals Program to Supply Chain Managers across the organization to greater enhance due diligence efforts.

Smelters and Refineries
Below are the smelters reported to Moog as likely in Moog’s supply chain in the 2020 reporting period.

Metal	Smelter	Country
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL

Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA

Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Forty-three of the smelters above declared to be sourcing or there was reason to believe are sourcing from the covered countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the covered countries and there is no requirement to identify the specific covered country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified covered countries are The Democratic Republic of the Congo, Rwanda, Burundi, Uganda, and Tanzania.

Product Descriptions

For the reporting period of this Conflict Minerals Report, our manufactured products by segment are as follows:

Aircraft Controls
•Aircraft Actuation Systems
•Flight Control Actuation
•Engine Control Actuation
•Weapons Bay Door Drive
•Utility Actuation
•Permanent Magnet Alternators
•Asset Tracking Devices
•Aircraft Flight Controllers and Software
•Aircraft Engine Controls Valves
•Fighter G-Seats
•Helicopter G-Seats
•GPS / IMU Systems
•Northfinder Compass
•Vertical Gyro Systems
•Tactical Air Navigation (TACAN)
•Distance Measuring Equipment (DME)
•Direction Finding (DF)
•Doppler VHF Omni-Directional Range (DVOR)
•Non-Directional Beacon (NDB)
•Aerospace/Military Resolvers
•Aerospace Servovalves
•Safe and Arm Devices

Space and Defense Controls
•Gun Aiming Actuation and Controls
•Vibration Control Actuation
•Military Ground Vehicle Actuation
•Military Ground Vehicle Electronics
•Missiles Actuation
•Avionics Instruments
•Spacecraft Mechanical Actuators
•Test Controllers and Software
•Space Platform Electronics
•Launch Vehicles Propulsion Controls
•Propulsion Controls for Spacecraft

•Propulsion Controls for Tactical Missiles
•Radar System Actuation
•ESPA: EELV Secondary Payload Adapter
•Softride Vibration Isolation Devices
•Commercial Surveillance Systems
•Industrial Surveillance Systems
•Military Surveillance Systems
•Synchros
•Apogee/Upper Stage Thrusters
•Monopropellant Thrusters
•Bipropellant Thrusters
•Active Vibration Control Systems
•Tuned Dampers and Absorbers
•Vibration Isolators
•Hexapods
•Fiber Optic Modems
•Brush Motors
•Brushless Motors
•Military Slip Rings
•Blade Sensing Systems
•Custom Circuit Boards
•Rigid and Flexible Circuit Boards
•Brushless Resolvers
•Aerospace Solenoids

Industrial Systems
•Industrial Actuation Systems
•Electric Linear Servoactuation Packages
•Electro Servo Actuators
•Hydraulic Servo Actuators
•2-way Cartridge Valves
•2 and 3-way Servo Cartridge Valves
•2-way Proportional Cartridge Valves
•Industrial Controllers and Software
•Hydraulic Manifolds
•Servovalves and Servo-Proportional Valves
•Ball Screws and Planetary Roller Screws
•Programmable Single-Axis Servo Drive
•Wind Turbine Controls and Actuation
•Electric Simulation Table
•Hydraulic Simulation Table
•Multi-Axis Test Systems
•Simodont Dental Trainer
•Radial Piston Pumps
•Haptic Rehabilitation Unit
•Electric Linear Control Load Actuators
•Electric Rotary Control Loader Actuators
•Infusion Pumps
•Post-Operative Pain Management Pumps
•Enteral Feeding Pumps

•Pump Administration Sets
•Surgical Handpieces
•Ultrasonic Air Bubble Detectors
•Ultrasonic Level Sensors
•Occlusion Sensors
•Optical Blood Leak Detectors
•Fiber Optic Rotary Joints
•Fluid Rotary Union - Model 70
•Brush Motors
•Brushless Motors
•Linear Motors
•Multiplexer Electronics
•Commercial Slip Rings
•Blade Sensing Systems
•Rotary Variable Differential Transformers (RVDT)
•Brushless Resolvers
•Aerospace Solenoids
•Industrial and Medical Solenoids
•Blowers
•Linear Actuators